Exhibit 99.1

Commerce Planet Announces Agreement to Sell Consumer Loyalty Group and Legacy Media for $4 Million of Cash and Stock

Company Anticipates Filing Its Full Year 2007 and First and Second Quarterly Reports for 2008 as Soon as Possible, and Thereafter, a Proxy Statement to Obtain Shareholder Approval of the Sale

GOLETA, Calif.--(BUSINESS WIRE)--September 18, 2008--Commerce Planet, Inc. (OTCBB: CPNE), announced today that it has signed a definitive agreement to sell the assets of Commerce Planet’s subsidiaries, Legacy Media LLC (“Legacy”) and Consumer Loyalty Group, LLC (“CLG”) to Superfly Advertising, Inc., a wholly owned subsidiary of Morlex, Inc. (OTC Pink Sheets: MORX) (“Morlex”). Morlex is a leading innovator in direct-to-consumer internet marketing.

The purchase price for Legacy and CLG consists of the payment to Commerce Planet of cash in the amount of $1,000,000 and the issuance to Commerce Planet of 4,000,000 shares of Morlex common stock, which are valued at $0.75 per share.

“During the course of the year we have taken steps to lower operational expenses and re-brand our core business products in order to increase shareholder value,” stated Tony Roth, CEO of Commerce Planet. “We have also considered a number of strategic alternatives and believe that the sale of Legacy and CLG is in the best interest of shareholders, allowing us to focus on our core Iventa e-commerce business.”

Richard Berman, CEO of Morlex, Inc. commented, “With the acquisition of Legacy and CLG we gain valuable assets, including fully integrated end-to-end solutions for operating online campaigns that will help us continue to grow our business.”

Mr. Roth continued, “We continue to operate Iventa in Los Angeles and are aggressively restructuring the organization to build a solid e-commerce business foundation. We appreciate the support of our shareholders during this transitional period, and we look forward to discussing our financial position, our operations and our strategy on a conference call to be held in the near future.”

Commerce Planet is diligently working with its independent registered public accounting firm in order to complete and file its 2007 Annual Report on Form 10-K and 2008 Quarterly Reports on Form 10-Q for the first and second quarters as soon as possible. Subsequent to the completion and filing of the aforementioned reports, the Company intends to file a proxy statement in order to obtain shareholder approval for the sale of Legacy and CLG.

About Commerce Planet, Inc.

Commerce Planet, Inc. is an online marketing, telesales, and e-commerce business. For more about Commerce Planet (OTCBB: CPNE), visit our website at http://www.commerceplanet.com.

About Morlex

Morlex, Inc. (OTC Pink Sheets: MORX) is a San Diego-based internet marketing firm that reaches millions of consumers through proprietary technology using email, portals, SEO technologies, voice broadcasting and advertising network affiliations. LeadX, the company's proprietary lead management software, enables users to more effectively manage higher volumes of leads and maximize ROI through greater marketing efficiency. For more information please visit http://www.superflyadvertising.com.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements as to management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. This release contains forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products and services or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

CONTACT:
ICR
Investor Relations:
John Mills/Anne Rakunas, 310-954-1100